UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  _________________________________________________________________
FORM 8-K
 _________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2019

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Axonics Modulation Technologies, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38721	45-4744083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
26 Technology Drive
Irvine, California 92618
(Address of principal executive offices) (Zip Code)
(949) 396-6322
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
  _________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director
The Board of Directors (the “Board”) of Axonics Modulation Technologies, Inc. (the “Company”) has appointed Michael H. Carrel to serve as a member of the Board and the Audit Committee of the Board, effective as of February 27, 2019. Mr. Carrel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Pursuant to the terms of the Company’s 2018 Omnibus Incentive Plan, Mr. Carrel was granted an option to purchase 10,000 shares of the Company’s common stock (the “Option”) and 5,000 restricted shares of the Company’s common stock (the “Restricted Shares”). Subject to certain conditions, the Option will have an exercise price equal to $20.85, the closing sale price of the Company’s common stock on the Nasdaq Global Market on February 27, 2019, and the Option and the Restricted Shares shall be fully vested as of February 27, 2020.

Mr. Carrel, age 47, has served as President, Chief Executive Officer and director of AtriCure, Inc., a medical device company that provides solutions for the treatment of atrial fibrillation and related conditions, since November 2012. Before joining AtriCure, Inc., Mr. Carrel served as President and Chief Executive Officer of Vital Images, Inc., a publicly-traded medical imaging software company. Prior to Vital Images, Inc., Mr. Carrel was President and CEO of Zamba Corporation, a publicly-traded technology company, and Chief Financial Officer of NextNet Wireless, a privately-held provider of non-line-of-sight plug and play broadband wireless access systems. Mr. Carrel is a member of the Board of Directors of Lombard Medical, Inc., a publicly-held medical device company focused on the treatment of abdominal aortic aneurysms, the Medical Device Manufacturers Association (MDMA) and the American Heart Association Chapter in Minneapolis. Mr. Carrel holds a B.S. in Accounting from The Pennsylvania State University and an M.B.A. from The Wharton School at the University of Pennsylvania.
Departure of Director

On February 27, 2019, John Petrovich resigned as a member of the Board and the Audit Committee of the Board. Mr. Petrovich’s decision to resign was not the result of any disagreement with the Company, the Board, or management, or any matter relating to the Company’s operations, policies or practices.

Item 8.01.    Other Events.
On March 4, 2019, the Company issued a press release announcing certain of the matters described in Item 5.02 of this Current Report on Form 8-K. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 8.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Axonics Modulation Technologies, Inc., dated March 4, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXONICS MODULATION TECHNOLOGIES, INC.

Dated: March 5, 2019	By:	/s/ Raymond W. Cohen
Raymond W. Cohen
Chief Executive Officer